Exhibit 10.1

FORM OF

INDEMNITY AGREEMENT

THIS AGREEMENT is made this      day of                     , 2012, by and between Vantage Drilling Company, a Cayman Islands company (“Company”), and                      (“Indemnitee”).

WHEREAS, the Company and Indemnitee desire that Indemnitee continue to serve as a director of the Company; and

WHEREAS, the Company desires and intends to provide indemnification (including advancement of expenses or costs) against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the laws of the State of Texas.

NOW, THEREFORE, in consideration of the covenants contained herein, the Company and Indemnitee agree as follows:

1. Continued Service. Indemnitee will continue to serve as a director so long as he is duly elected and qualified in accordance with the Memorandum and Articles of Association of the Company or until he tenders his resignation.

2. Indemnification. The Company shall indemnify and hold harmless Indemnitee as follows:

(a) The Company shall indemnify and hold harmless Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees and costs), judgments, fines and settlements actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee failed to act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Company shall indemnify and hold harmless Indemnitee when he is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and costs) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

(c) Any indemnification under paragraphs (a) and (b) of this Section 2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with Section 3 hereof) that indemnification of Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(d) Expenses (including attorneys’ fees and costs) incurred by Indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized (in accordance with Section 4 hereof) by the board of directors in the specific case upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise.

(e) The right to indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any statute, bylaw, insurance policy, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

3. Determination of Right to Indemnification. For purposes of making the determination in a specific case under paragraph (c) of Section 2 hereof whether to make indemnification, the board of directors, independent legal counsel, or shareholders, as the case may be, shall make such determination in accordance with the following procedure:

(a) Indemnitee may submit to the board of directors a sworn statement substantially in the form of Exhibit 1 attached hereto and made a part hereof (“Indemnification and Undertaking Statement”) averring that he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of Section 2 hereof and that he undertakes to repay such expenses and costs if it is ultimately determined he is not entitled to be indemnified by the Company under this Agreement or otherwise;

(b) Submission of the Indemnification and Undertaking Statement to the board of directors shall create a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement, and the board of directors, independent legal counsel, or shareholders, as the case may be, shall within a reasonable period after submission of the Indemnification and Undertaking Statement specifically determine that Indemnitee is so entitled, unless it or they shall possess sufficient evidence to show that Indemnitee engaged in willful misconduct with respect to the matter for which indemnification is sought, which evidence shall be disclosed to Indemnitee with particularity in a sworn written statement signed by all persons who participated in the determination and voted to deny indemnification

4. Authorization of Advancement of Expenses. For purpose of determining whether to authorize advancement of expenses and costs in a specific case pursuant to paragraph (d) of Section 2 hereof, the board of directors shall make such determination in accordance with the following procedure:

(a) Indemnitee may submit to the Company’s board of directors the Indemnification and Undertaking Statement substantially in the form of Exhibit 1 attached hereto, averring that (i) he has reasonably incurred or will reasonably incur actual expenses and costs in defending a civil or criminal action, suit or proceedings, and (ii) he undertakes to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company under this Agreement or otherwise;

(b) Upon receipt of the Indemnification and Undertaking Statement, the board of directors shall, within a reasonable period not to exceed 20 working days, authorize payment of the expenses, subject to determination by the board of directors as set forth in Section 3(b) above whether Indemnitee is entitled to indemnification under this Agreement.

(c) The advancement of expenses and costs shall first be satisfied through the proceeds of any insurance policy maintained by the Company or its subsidiaries for purposes of providing indemnification coverage for the actions of directors and officers, and the Company shall have an additional 10 working days from the period set forth in (b) above to arrange for payment under such policy. Notwithstanding the foregoing, and unless the board of directors has otherwise denied indemnification pursuant to Section 3(b), the Company’s advancement of expenses and costs under this Section 4 shall be made within 30 working days of the receipt of the Indemnification and Undertaking Statement.

5. Merger, Consolidation or Change in Control. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, or if there is a change in control of the Company as defined in Section 6 hereof, Indemnitee shall stand in the same position under this Agreement with respect to the resulting, surviving or changed corporation as he would have with respect to the Company if its separate existence had continued or if there had been no change in the control of the Company.

6. Certain Definitions. For purposes of this Agreement, the following definitions apply herein: “other enterprises” shall include employee benefit plans, and civic, non-profit, or charitable organizations, whether or not incorporated; “fines” shall include any excise taxes assessed on Indemnitee respect to any employee benefit plan; “serving at the request of the Company” shall include any service at the request or with the express or implied authorization of the Company, as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, Indemnitee with respect to a corporation or “other enterprises,” its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of such “other enterprises,” he shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement; and “change of control” shall have the meaning set forth in the Company’s Change of Control Policy adopted effective November 29, 2010, as may be amended from time to time.

7. Attorneys’ Fees. In the event that Indemnitee institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee, if he prevails in whole or in part, shall be entitled to recover from the Company all reasonable attorneys’ fees and costs incurred by him.

8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflict of laws rules.

10. Modification; Survival. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the termination of Indemnitee’s service as a director and/or officer of the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VANTAGE DRILLING COMPANY

ATTEST:

By:
Title:

EXHIBIT 1

STATEMENT OF REQUEST FOR INDEMNIFICATION

AND UNDERTAKING

I,                                         , being first duly sworn do depose and say as follows:

1. This Statement is submitted pursuant to the Indemnity Agreement dated                     , 2012, between Vantage Drilling Company, a Cayman Islands Company (“Company”), and the undersigned.

2. I am requesting indemnification against expenses (including attorneys’ fees and costs), costs, liabilities, judgments, fines and amounts paid in settlement, all of which have been or will be actually and reasonably incurred by me in connection with a certain claim, action, suit or proceeding to which I am a party or am threatened to be made a party by reason of the fact that I am or was a director or officer of the Company, and which action is not by or in the right of the Company.

3. With respect to all matters related to any such claim, action, suit or proceeding, I acted in good faith and in a manner I reasonably believed to be or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, I had no reason to believe that my conduct was unlawful.

4. I hereby undertake to repay this advancement of expenses and costs to the Company if it is ultimately determined that I am not entitled to be indemnified by the Company.

5. I am requesting indemnification against expenses, costs, liabilities, etc. relating to or arising from the following claim, action, suit or proceeding (attach additional pages if necessary):

Executed this      day of                     .

Name:

Subscribed and sworn to before me this      day of                     , 20    .

Notary Public